SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 26, 2001



                            AmeriVest Properties Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                     1-14462                     84-1240264
         --------                     -------                     ----------
(State or other jurisdiction     (Commission File               (IRS Employer
  of incorporation)                   Number)                Identification No.)


          1780 South Bellaire Street, Suite 515, Denver, Colorado 80222
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 297-1800

Item 2. Acquisition or Disposition of Assets

     Sale of Wisconsin Office Building. On June 1, 2001, we completed the sale of our Giltedge office building in Appleton, Wisconsin to WEGAS I43 Investments, LLC for $3,650,000, resulting in a gain on sale of $1,147,028 for accounting purposes. The sales price for the building was determined through negotiations between us and WEGAS I43 Investments, LLC. We reinvested the $458,030 in cash proceeds from this transaction in a tax-deferred exchange under Section 1031 of the Internal Revenue Code described in more detail below.

     Purchase of Colorado Office Buildings. On June 26, 2001, we acquired, effective as of April 1, 2001, Sheridan Plaza at Inverness, LLC, or Inverness LLC. Inverness LLC's assets consist of a fee simple interest in two multi-tenant office buildings, known as Sheridan Plaza at Inverness or Sheridan Plaza, located in Englewood, Colorado, and related assets. Sheridan Plaza consists of 118,720 total rentable square feet on approximately 6.7 acres of land with 405 total parking spaces, including 80 underground parking spaces. For accounting purposes, the purchase price was approximately $22,895,000, which consisted of:

     o approximately $705,000 for our 9.639% preferred membership interest in Sheridan Investments, LLC, the owner of all of the membership interests in Inverness LLC, which we transferred back to Sheridan Investments, LLC;

     o approximately $6,474,000 paid with (1) 1,057,346 shares of our common stock, $.001 par value, at a rate of $5.69 per share (as required for accounting purposes, based on an average market price of the shares over a period of several days before and after the date of the announcement of the acquisition) and (2) the cash proceeds of $458,030 from the sale of the Giltedge office building;

     o assumption of the mortgage in the principal amount of approximately $14,954,000 secured by the property; and

     o    assumption of other liabilities in the approximate amount of $762,000.

     The assumed mortgage is payable to Teachers Insurance and Annuity Association of America and is due January 10, 2006 with principal and interest (totaling $108,835) payable monthly with the unpaid principal and interest due at maturity. The loan bears interest at a fixed rate of 7.9% per year and is secured by a first mortgage on Sheridan Plaza.

     The acquisition was structured as a tax-deferred exchange of the Giltedge office building under Section 1031 of the Internal Revenue Code.

     Sheridan Plaza was purchased from Sheridan Investments, LLC, a related party, and the purchase price was determined through negotiations between us and the seller. William T. Atkins and Charles K. Knight, who are officers and directors of AmeriVest, are managers and owners of the entity that manages Sheridan Investments, LLC and John Greenman, D. Scott Ikenberry and Alexander Hewitt, who are officers of AmeriVest, and Mr. Atkins and Mr. Knight are direct and indirect beneficial owners of Sheridan Investments.

     As of the closing date, Sheridan Plaza was 100% leased to approximately 40 tenants under leases ranging from two to six years.

     Sheridan Plaza will be managed by Sheridan Realty Advisors, LLC under the terms of the Advisory Agreement between us and Sheridan Realty Advisors, LLC dated December 22, 1999 and revised and restated as of March 12, 2001. Messrs. Atkins, Knight, Greenman, Ikenberry, and Hewitt are the officers and direct and indirect beneficial owners of Sheridan Realty Advisors, LLC.


Item 5. Other Events.

     Press Releases. The press releases of Registrant dated May 1, 2001, June 5, 2001 and June 21, 2001, which are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Form 8-K, are incorporated into this Item 5 by this reference.


Item 7. Financial Statements And Exhibits.

     (a)  Financial Statements Of Business Acquired

          The financial statements required by this Item are incorporated by reference from pages F-27 through F-30 of the Registrant's Amendment 1 to Form SB-2 filed with the Securities and Exchange Commission on July 10, 2001 (File No. 333-63934).

     (b)  Pro Forma Financial Information

          The financial statements required by this Item are incorporated by reference from pages F-31 through F-36 of the Registrant's Amendment 1 to Form SB-2 filed with the Securities and Exchange Commission on July 10, 2001 (File No. 333-63934).

     (c)  Exhibits

          Exhibit Number        Exhibit Title
          --------------        -------------
               99.1             Press Release dated May 1, 2001
               99.2             Press Release dated June 5, 2001
               99.3             Press Release dated June 21, 2001


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 13, 2001                         AMERIVEST PROPERTIES INC.




                                             By: /s/ William T. Atkins
                                             -------------------------
                                             William T. Atkins
                                             Chief Executive Officer